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                                                                   EXHIBIT 99.3


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LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF OPERATIONS                                          5
(PRELIMINARY AND UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE DATA)





                                                                  Three Months Ended
                                        Three Months            June 30, 1993 (Note 1)            Percentage of Dollar
                                          Ended         ------------------------------------         Change Inc/(Dec)
                                         June 30,       Lehman        Businesses                          Lehman
                                          1994          Businesses      Sold           Total            Businesses
                                        ------------    ----------    ----------       -----       --------------------
Revenues:
  Market making and principal
    transactions                          $  361          $  433        $  127        $  560              (17)
  Investment banking                         151             206            60           266              (27)
  Commissions                                117             119           346           465               (2)
  Interests and dividends                  1,699           1,413            70         1,483                20
  Other                                       13              19           174           193              (32)
                                           -----           -----         -----         -----
    Total revenues                         2,341           2,190           777         2,967                 7
  Interest expense                         1,645           1,297            63         1,360                27
                                           -----           -----         -----         -----
    Net revenues                             696             893           714         1,607              (22)
Non-interest expenses:                     -----           -----         -----         -----
  Compensation benefits                      364             476           475           951              (24)
  Communications                              51              50            58           108                 2
  Brokerage, commissions and
    clearance fees                            43              43           (9)            34
  Occupancy and equipment                     43              42            42            84                 2
  Professional services                       47              39            15            54                21
  Advertising and market development          32              31            10            41                 3
  Depreciation and amortization               34              26            20            46                31
  Other                                       32              25            53            78                28
  Spin-off expenses                           15
                                           -----           -----         -----         -----
    Total non-interest expenses              661             732           664         1,396              (10)
                                           -----           -----         -----         -----
Income before taxes                           35             161            50           211              (78)
  Provision for income taxes                  15              66            24            90              (77)
                                           -----           -----         -----         -----
Net income                                    20              95            26           121              (79)
  Preferred stock dividends                    7              12                          12              (42)
                                           -----           -----         -----         -----
Net income applicable to
  common stock                             $  13          $   83         $  26         $ 109              (84)
                                           =====          ======         =====         =====
Number of shares used in per share
  computation (Note 2)                     105.7                                       105.7
                                           =====                                       =====

Earnings per common share                  $ .11                                       $1.04
                                           =====                                       =====




Note 1: Certain prior period amounts have been reclassified to conform to the current year's presentation.
Note 2: Pursuant to SEC requirements, the number of common shares used in the calculations of earnings per share includes shares issued in the spin-off.


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